CONVERTIBLE PROMISSORY NOTE- JMC

$135,000 (One Hundred Thirty Five Thousand Dollars)
Principal Amount

Dated: September 3, 2010
State of Nevada

Funding Date- On or before September 3, 2010
Due Date of Note September 3, 2011

FOR VALUE RECEIVED, One Hundred Thirty Five Thousand Dollars ($135,000), the undersigned, Indigo-Energy, Inc., a Nevada Corporation, located at 701 N. Green Valley Parkway, Suite 200, Henderson, NV 89074 (the **"Borrower"** or the **"Company"**) hereby promises to pay to the order of James and Michele Chicano located at 327 Lincoln Avenue, W. Berlin, NJ 08091 **(Maker")**, the sum of $135,000 (One Hundred Thirty Five Thousand Dollars). Said sum shall be paid in the manner following:

This **Convertible Promissory Note (Note)** shall bear **Interest** at nine percent (9%) per annum from the Funding Date to the Due Date.

At the Due Date Borrower will repay the Note in the following manner:

> **Option 1-** At the option of the Maker he may elect to convert the Principal amount of the note including the Principal Amount plus any accrued interest at any time prior to September 30, 2010 at two cents ($.02) per share Market Price according to the terms of the Convertible Option below.(Conv Price = $.01)
>
> **Option 2-** At the option of the Maker he may elect to convert the entire amount of the note including the Principal Amount plus any accrued interest at any time from September 30, 2010 to the Due Date at five cents ($.05) per share Market Price according to the terms of the Convertible Option below. (Conv Price= $.025)
>
> **Option 3-** If the Maker does not elect Option 1 or Option 2, Borrower will repay the Principal Amount along with accrued Interest within 10 days of the Due Date via check to the Makers address above.

Convertible Option:
Maker may convert this Note according to Option 1 or Option 2 above according to the "Conversion Formula" below by faxing (702-977-7483) or mailing the Notice of Conversion (attached) to the company.

Conversion Formula:
The "Conversion Amount" shall be Principal Amount plus any accrued interest due at date of conversion.
The "Conversion Price" shall be an amount equal to a fifty percent (50%) discount to the Market Price as defined in Option 1 or Option 2 above.

The "Conversion Date" shall be the date of acceptance by the Company of the attached "Conversion Notice".
The Conversion Formula shall be the Conversion Amount divided by the Conversion Price. The Conversion Amount shall be converted to common stock issuable to the Maker, such stock to be restricted by Rule 144 and issued within 30 days of the Conversion Date.

Extension Option:
At the option of the Company, the Due Date of this Note may be extended for one-year. The company shall give written notice to the Maker of such extension within 10 days prior to the Due Date. If the note is extended, the company shall make an interest payment equal to the interest payment due at the Due Date within 10 days of the Due Date. Interest for the second year will be paid with the principal amount at the new Due Date.

Additionally, the Maker shall receive ten (10) shares of Borrower's common stock for every dollar of Principal Amount within thirty (30) days of disbursement of the funds, such stock to be restricted by Rule 144. The Maker acknowledges that the Shares are being acquired for their own account for investment purposes only and not with a view to distribution or resale to others in contravention of the registration requirements of the Securities Act of 1933.

This Note shall at the option of the Maker be immediately due and payable upon the occurrence of any of the following:

1- Breach of any condition of any of the security interest.
2- Upon the dissolution, liquidation or filing of a bankruptcy of the Borrower.

Wire Instructions for receipt of funds by Borrower are:

Bank of America
Branch NV1-155-01-01
2638 W. Horizon Ridge Parkway
Henderson, NV 89052
Indigo- Energy, Inc.
Account # 005012537333
Wire Routing ABA # 026009593

Default Provisions. In the event this note shall be in default, and placed with an attorney for collection, then the Borrower agrees to:

1- Pay all reasonable attorney fees and costs of collection. Payments not made within 10 days of due date shall be subject to a late charge of 10% of said payment. All payments hereunder shall be made to the Maker, and;
2- Additionally, the company shall pay a late payment penalty of three thousand dollars ($3,000) for every sixty (60) days of late payment after the Due Date, all due and payable with the final settlement and payment.

Entire Agreement. The Borrowers agree to be fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agrees to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by the Maker or upon the discharge or release of the Borrowers, or upon the exchange, substitution, or release of any collateral granted as security for this Note. No modification or indulgence by Maker shall be binding unless in writing, and any indulgence for one occasion shall not be an indulgence for any other or future occasion. This Note shall take effect as a sealed instrument and shall be construed, governed, and enforced in accordance with the laws of the State of Nevada.

Signed the date recorded below:

Steve Durdin, CEO
Indigo-Energy, Inc.

9-3-2010
Date

Accepted by Maker:

Sept 3, 10
Date

SSAN# or EIN

Prom Note Conv GMG